SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
FOR STANDARD FINANCIAL, INC. AND SUBSIDIARIES



At December 31,                                                1996            1995         1994(1)            1993            1992
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)

SELECTED FINANCIAL DATA:
Total assets                                             $2,405,221      $2,081,228      $1,739,363      $1,508,840      $1,506,132
Cash and cash equivalents                                    43,298          69,571          76,097          66,843          45,027
Loans receivable, net                                     1,485,459       1,010,777         593,047         525,969         505,550
Investment securities                                       153,501         137,807         253,604         101,861          98,235
Mortgage-backed and related securities                      651,443         804,010         759,860         754,781         811,023
Deposits                                                  1,719,300       1,538,546       1,392,558       1,371,214       1,379,605
Borrowings                                                  385,000         235,000          50,000          25,000          10,000
Retained income/stockholders' equity                        268,078         280,886         276,659          96,069          92,201

SELECTED OPERATING DATA:
Total interest income                                    $  157,496      $  131,973      $  100,932      $   98,399      $  109,098
Total interest expense                                       93,935          71,667          51,361          52,839          65,479
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses         63,561          60,306          49,571          45,560          43,619
  Provision for loan losses                                   2,500           1,695             660           3,053             390
-----------------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for loan losses        61,061          58,611          48,911          42,507          43,229

NON-INTEREST INCOME (LOSS):
  Net gain (loss) on sales of investments, mortgage-
    backed securities and loans                               2,964           1,132            (763)            617             474
  Write-down of mortgage-backed securities                        -               -               -          (6,767)              -
  Fees for customer services                                  4,631           3,263           3,241           3,422           3,509
  Other income                                                1,285             911           1,272           1,518           1,739
-----------------------------------------------------------------------------------------------------------------------------------
  Total non-interest income (loss)                            8,880           5,306           3,750          (1,210)          5,722

NON-INTEREST EXPENSE:
  Compensation and benefits                                  20,629          18,056          16,190          16,644          14,715
  Occupancy                                                   8,728           8,335           7,112           7,237           5,547
  Marketing                                                   1,745           1,198           1,630           1,477           1,166
  Federal insurance premiums                                 13,569           3,564           3,590           3,075           3,177
  Amortization of cost in excess of net assets
    acquired                                                    135              90             840           1,208           1,185
  Other operating expenses                                    7,159           6,449           5,451           5,233           6,336
-----------------------------------------------------------------------------------------------------------------------------------
  Total non-interest expense                                 51,965          37,692          34,813          34,874          32,126
-----------------------------------------------------------------------------------------------------------------------------------
  Income before income tax expense                           17,976          26,225          17,848           6,423          16,825
  Federal and state income taxes                              6,064           9,508           6,793           2,555           6,818
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                               $   11,912      $   16,717      $   11,055      $    3,868      $   10,007
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Per Share Data:
  Earnings                                               $     0.76      $     0.98      $     0.37(2)          n/a             n/a
  Cash dividends                                               0.32               -               -             n/a             n/a
  Book value at year end                                      16.58           15.95           14.85             n/a             n/a
  Market price at year end                                    19.63           14.63            9.50             n/a             n/a



(1) Standard Financial, Inc. (the "Company") was organized as the holding company for Standard Federal Bank for savings in connection with the Bank's conversion from mutual to stock form of ownership. On July 28, 1994, the Company issued and sold 18,630,000 shares of its common stock at an issuance price of $10.00 per share. Net proceeds to the Company were $182.5 million after deduction of conversion expenses and underwriting fees of $3.8 million.

(2) Earnings per share for 1994 are computed based on the weighted average number of common shares outstanding of 17,382,000 and net income of $6,468,000 from July 28, 1994 (date of conversion to stock form of ownership) through December 31, 1994.

SELECTED FINANCIAL RATIOS AND OTHER DATA
FOR STANDARD FINANCIAL, INC. AND SUBSIDIARIES


At or for the Year Ended December 31,              1996     1995       1994      1993      1992
(DOLLARS IN THOUSANDS)
PERFORMANCE RATIOS
  Return on average assets                         0.53%     0.88%     0.68%     0.26%     0.68%
  Return on average assets excluding
    one-time SAIF provision                        0.78        -         -         -         -
  Return on average equity                         4.45      5.97      6.24      3.88     11.29
  Return on average equity excluding
    one-time SAIF provision                        6.60        -         -         -         -
  Dividend payout ratio                           44.63        -         -         -         -
  Equity to total assets                          11.15     13.50     15.91      6.37      6.12
  Average equity to average assets                11.88     14.81     10.91      6.64      6.04
  Core deposits to total deposits                 31.76     36.95     43.85     48.34     46.11
  Interest spread during period                    2.37      2.71      2.87      2.98      2.87
  Net interest margin                              2.90      3.31      3.19      3.17      3.10
  Non-interest expenses to average assets          2.31      1.99      2.14      2.32      2.19
  Net interest income to operating expenses        1.22x     1.60x     1.42x     1.31x     1.36x
  Average interest-earning assets to average
    interest-bearing liabilities                   1.12x     1.15x     1.09x     1.05x     1.05x


ASSET QUALITY RATIOS
  Non-performing assets to total assets            0.65%     0.57%     0.86%     0.63%     0.25%
  Non-performing loans to gross loans              0.30      0.32      0.71      0.77      0.67
  Non-performing mortgage-backed and
    related securities to gross mortgage-backed
    and related securities                         1.71      1.06      1.39      0.70        -
  Allowance for loan losses to gross loans         0.48      0.50      0.75      0.80      0.36
  Allowance for loan losses to
    non-performing loans                         160.20    157.45    106.50    103.55     53.60
  Net charge-offs to average loans                 0.04      0.15      0.09      0.11      0.10

REGULATORY CAPITAL RATIOS
  Tangible ratio                                   8.47      9.94     11.12      6.26      5.91
  Core ratio                                       8.49      9.95     11.14      6.37      6.12
  Total risk-based ratio                          21.46     25.22     29.21     16.74     15.46

OTHER DATA
  Number of deposit accounts                    183,260   172,048   162,473   160,755   163,767
  Number of real estate loans in portfolio       15,295    11,031     9,118     9,357     9,683
  Number of real estate loans serviced
    (in portfolio and sold)                      16,780    11,888    10,321    10,668    11,059
  Loan originations (in thousands)             $807,598  $559,003  $204,299  $294,338  $258,737
  Full service customer facilities                   14        13        13        13        12

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Standard Financial, Inc.

       We have audited the accompanying consolidated statements of condition of Standard Financial, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Standard Financial, Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.




/s/ Ernst & Young LLP



Chicago, Illinois
January 27, 1997

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

December 31,                                                                                   1996            1995
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)

ASSETS
Cash                                                                                     $   17,464      $   22,620
Interest-bearing deposits at depository institutions                                         25,834          46,951
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                    43,298          69,571
Investment securities                                                                       153,501         137,807
Mortgage-backed and related securities                                                      651,443         804,010
Loans receivable, net                                                                     1,466,541       1,010,777
Loans held for sale                                                                          18,918               -
Investment in Federal Home Loan Bank stock, at cost                                          20,500          12,802
Office properties and equipment, at cost                                                     27,267          28,468
Accrued interest receivable                                                                  15,015          13,754
Other assets                                                                                  8,738           4,039
--------------------------------------------------------------------------------------------------------------------
Total assets                                                                             $2,405,221      $2,081,228
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits                                                                               $1,719,300      $1,538,546
  Advances from Federal Home Loan Bank of Chicago                                           385,000         235,000
  Advance payments by borrowers for taxes and insurance                                      11,470           7,854
  Federal and state income taxes payable                                                      1,270           4,044
  Miscellaneous liabilities                                                                  20,103          14,898
--------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                                       2,137,143       1,800,342

Stockholders' equity:
  Preferred stock, $.01 par value; 1,000 shares authorized; none outstanding                      -               -
  Common stock, $.01 par value; 25,000 shares authorized; 1996 - 19,093 shares issued,
    16,174 shares outstanding; 1995 - 19,082 shares issued, 17,608 shares outstanding           191             191
  Additional paid-in capital                                                                189,459         188,443
  Unrealized net gain on securities available-for-sale net of income taxes                    2,431           3,581
  Retained income, substantially restricted                                                 130,437         123,841
  Treasury stock, at cost (1996 - 2,920 shares; 1995 - 1,474 shares)                        (41,085)        (19,411)
  MRP shares                                                                                 (3,745)         (4,879)
  ESOP shares                                                                                (9,610)        (10,880)
--------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                                                268,078         280,886
--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                               $2,405,221      $2,081,228
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

Year Ended December 31,                                                     1996           1995           1994
----------------------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Loans                                                                   $ 94,023       $ 60,443       $ 41,021
Mortgage-backed and related securities                                    50,724         56,860         46,017
Investment securities and interest-bearing deposits                       12,749         14,670         13,894
----------------------------------------------------------------------------------------------------------------
Total interest income                                                    157,496        131,973        100,932

INTEREST EXPENSE
Deposits                                                                  73,955         64,544         49,368
Borrowings                                                                19,980          7,123          1,207
Deposits on stock subscriptions                                                -              -            786
----------------------------------------------------------------------------------------------------------------
Total interest expense                                                    93,935         71,667         51,361
----------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses                      63,561         60,306         49,571

Provision for loan losses                                                  2,500          1,695            660
----------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                       61,061         58,611         48,911

NONINTEREST INCOME
Fees for customer services                                                 4,631          3,263          3,241
Net gain (loss) on sales of investments and mortgage-backed securities     1,578          1,009           (669)
Net gain (loss) on sales of loans                                          1,386            123            (94)
Other                                                                      1,285            911          1,272
----------------------------------------------------------------------------------------------------------------
Total noninterest income                                                   8,880          5,306          3,750

NONINTEREST EXPENSE
Compensation and benefits                                                 20,629         18,056         16,190
Occupancy                                                                  8,728          8,335          7,112
Federal insurance premiums                                                 3,992          3,564          3,590
Special SAIF assessment                                                    9,577              -              -
Marketing                                                                  1,745          1,198          1,630
Other general and administrative expenses                                  7,294          6,539          6,291
----------------------------------------------------------------------------------------------------------------
Total noninterest expense                                                 51,965         37,692         34,813
----------------------------------------------------------------------------------------------------------------
Income before federal and state income taxes                              17,976         26,225         17,848
Federal and state income taxes                                             6,064          9,508          6,793
----------------------------------------------------------------------------------------------------------------
Net income                                                              $ 11,912       $ 16,717       $ 11,055
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Earnings per share                                                      $   0.76       $   0.98       $   0.37
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                 Unrealized
                                                                    Gain
                                                                 (Loss) on
                                                    Additional   Securities
                                   Common Stock       Paid-in    Available-  Retained  Treasury       MRP     ESOP
                                  Issued   Amount     Capital     For-Sale    Income      Stock     Shares   Shares    Total
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)

Balance at January 1, 1994           -     $    -     $    -       $    -    $ 96,069   $   -     $    -   $     -   $  96,069
Net income for the year              -          -          -            -      11,055       -          -         -      11,055
Net proceeds from stock
  offering                      18,630        186    182,336            -           -       -          -         -     182,522
Unrealized loss, net of
  income taxes, on securities
  available-for-sale                 -          -          -         (837)          -       -          -         -        (837)
Common stock acquired by ESOP        -          -          -            -           -       -          -   (12,696)    (12,696)
ESOP shares released                 -          -          -            -           -       -          -       546         546
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994    18,630        186    182,336         (837)    107,124       -          -   (12,150)    276,659
Net income for the year              -          -          -            -      16,717       -          -         -      16,717
Change in unrealized gain
  (loss), net of income taxes,
  on securities
  available-for-sale                 -          -          -        4,418           -       -          -         -       4,418
Purchase of treasury stock           -          -          -            -           - (19,411)         -         -     (19,411)
Issuance of MRP shares             452          5      5,519            -           -       -     (5,524)        -           -
MRP shares earned, net               -          -          -            -           -       -        645         -         645
ESOP shares released                 -          -        588            -           -       -          -     1,270       1,858
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1995    19,082        191    188,443        3,581     123,841 (19,411)    (4,879)  (10,880)    280,886
Net income for the year              -          -          -            -      11,912       -          -         -      11,912
Dividends declared
  ($0.32 per share)                  -          -          -            -      (5,316)      -          -         -      (5,316)
Change in unrealized
  net gain on securities
  available-for-sale net
  of income taxes                    -          -          -       (1,150)          -       -          -         -      (1,150)
Purchase of treasury stock           -          -          -            -           - (21,674)         -         -     (21,674)
Options exercised                   21          -        243            -           -       -          -         -         243
Tax benefit from options
  exercised                          -          -         27            -           -       -          -         -          27
ESOP shares released                 -          -        799            -           -       -          -     1,270       2,069
MRP shares forfeited               (23)         -       (281)           -           -       -        281         -           -
Issuance of MRP shares              13          -        228            -           -       -       (228)        -           -
MRP shares earned, net               -          -          -            -           -       -      1,081         -       1,081
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996    19,093       $191   $189,459       $2,431    $130,437$(41,085)   $(3,745) $ (9,610)   $268,078
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31,                                                         1996           1995            1994
---------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)

OPERATING ACTIVITIES
Net income                                                                  $ 11,912        $ 16,717        $ 11,055
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Provision for depreciation                                                 3,288           3,127           2,659
    Provision for loan losses                                                  2,500           1,695             660
    Amortization of premiums and discounts
      and net deferred loan fees                                                 849            (192)         (1,707)
    ESOP and MRP expense                                                       3,150           2,503             546
    Deferred income taxes                                                     (1,009)            798            (322)
    Proceeds from sales of loans                                              42,219           2,751           9,440
    Loans originated for sale                                                (42,061)         (2,628)         (9,534)
    Net (gain) loss on sale of securities available-for-sale                  (1,578)         (1,009)            669
    (Increase) decrease in current income taxes                               (1,001)           (464)          2,352
    Increase in interest receivable                                           (1,261)         (2,327)         (2,990)
    Increase in miscellaneous liabilities                                      5,205           2,360           3,688
    Other                                                                    (13,408)         (1,136)          3,334
---------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                      8,805          22,195          19,850

INVESTING ACTIVITIES
Proceeds from sales of investment securities available-for-sale              105,682         116,906          39,248
Proceeds from maturity and repayment of investment securities
  available-for-sale                                                         399,874         336,920          55,613
Purchases of investment securities available-for-sale                       (519,994)       (330,034)       (173,121)
Purchases of investment securities held to maturity                                -               -        (485,926)
Proceeds from maturity and repayment of investment securities
  held to maturity                                                                 -               -         413,166
Proceeds from maturity and repayment of mortgage-backed
  and related securities held  to maturity                                         -         171,555         211,559
Purchases of mortgage-backed and related securities held to maturity               -        (215,523)       (218,192)
Proceeds from maturity and repayment of mortgage-backed
  and related securities available-for-sale                                  210,961               -               -
Purchases of mortgage-backed and related securities available-for-sale       (59,826)              -               -
Loan principal repayments                                                    288,370         137,846         137,760
Loan originations                                                           (765,537)       (538,387)       (167,733)
Loans purchased                                                                    -         (17,988)        (27,032)
Office property and equipment, net                                            (2,200)         (3,054)        (10,563)
---------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                       (342,670)       (341,759)       (225,221)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Year Ended December 31,                                           1996           1995           1994
------------------------------------------------------------------------------------------------------
(IN THOUSANDS)

FINANCING ACTIVITIES
Net decrease in passbook, NOW, and money market accounts     $ (22,430)    $  (42,162)     $ (52,086)
Net increase in certificates of deposit                        203,126        187,956         73,393
Proceeds of advances from Federal Home Loan Bank               194,500        210,000         50,000
Proceeds from maturity and repayment of advances
  from Federal Home Loan Bank                                  (44,500)       (25,000)       (25,000)
Net increase (decrease) in advance payments by borrowers         3,616          1,655         (1,508)
Net proceeds from stock offering                                     -              -        182,522
Common stock acquired by ESOP                                        -              -        (12,696)
Stock options exercised                                            270              -              -
Dividends paid                                                  (5,316)             -              -
Purchase of treasury shares                                    (21,674)       (19,411)             -
------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                      307,592        313,038        214,625
------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents               (26,273)        (6,526)         9,254
Cash and cash equivalents at beginning of year                  69,571         76,097         66,843
------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                     $  43,298     $   69,571      $  76,097
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for interest on:
  Deposits                                                   $  73,897     $   64,350      $  49,477
  Borrowings                                                    19,101          6,159          1,050
------------------------------------------------------------------------------------------------------
                                                             $  92,998     $   70,509      $  50,527
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Income taxes                                                 $   8,075     $    8,659      $   8,030
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Transfer of loans to real estate held for sale               $     240     $      422      $     100
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Transfer of loans to loans held for sale                     $  17,690     $        -      $       -

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

STANDARD FINANCIAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BACKGROUND AND BUSINESS


Standard Financial, Inc. (the Company) is a non-diversified savings and loan holding company headquartered in Chicago, Illinois, which wholly owns Standard Federal Bank for savings (the Bank) and Capitol Equities Corporation. The Company operates 14 full-service banking offices on the southwest side of Chicago and nearby suburbs. The Company was organized in connection with the Bank's conversion from mutual to stock form of ownership. On July 28, 1994, the Company issued and sold 18,630,000 shares of its common stock at an issuance price of $10.00 per share. Net proceeds to the Company were $182.5 million after deducting conversion and offering expenses and underwriting fees of $3.8 million. The Bank's subsidiary, Standard Financial Mortgage Corporation, purchases, originates, sells, and services mortgage loans.

       The Company offers a variety of retail deposit and lending services and is principally engaged in attracting retail deposits from the general public and investing the funds in residential mortgage loans and mortgage-backed securities. The Company's lending activities are concentrated primarily in the Chicago metropolitan area it serves.

       The Company is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.


2.  SIGNIFICANT ACCOUNTING PRINCIPLES


PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts and results of operations of the Company and its wholly owned subsidiaries, the Bank and Capitol Equities Corporation, and the Bank's subsidiaries, Standard Financial Mortgage Corporation and SFB Insurance Agency, Inc. All significant intercompany balances have been eliminated in consolidation.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS
Cash equivalents represent highly liquid assets with a maturity of three months or less when purchased.

INVESTMENT AND MORTGAGE-BACKED AND RELATED SECURITIES
The carrying amount of securities is dependent upon their classification as held to maturity, trading, or available-for-sale. The accounting for securities in each of the three categories is as follows:

     HELD TO MATURITY
     Debt securities for which the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are recorded at cost, net of unamortized premiums and discounts. Discounts and premiums are amortized using the interest method over the estimated remaining contractual life of the assets. Declines in value judged to be other than temporary by management are included in the statement of income. At December 31, 1996 and 1995, the Company did not have any securities classified as held to maturity.

     TRADING
     Trading account assets are carried at fair value, with any unrealized gains and losses included in earnings. At December 31, 1996 and 1995, the Company did not have any securities classified as trading.

     AVAILABLE-FOR-SALE
     Debt securities not classified as held to maturity and all equity securities are classified as available-for-sale and are recorded at fair value, with unrealized gains and losses included as a separate component of stockholders' equity. Discounts and premiums are amortized using the interest method over the estimated remaining contractual life of the assets. Realized gains and losses and declines in value judged to be other than temporary are included in the statement of income. The cost of securities sold is based on specific identification.

            On November 15, 1995, the FASB staff issued a Special Report, A GUIDE TO IMPLEMENTATION OF STATEMENT 115 ON ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. In accordance with provisions in that Special Report, the Company chose to reclassify all securities from held to maturity to available-for-sale. At the date of transfer, December 31, 1995, the amortized cost of those securities was $872,383,000 and the net unrealized gain on those securities was $2,067,000, which was included in stockholders' equity, net of tax.

LOANS RECEIVABLE

Loans receivable are stated at unpaid principal balances, net of undisbursed proceeds, the allowance for loan losses, net deferred loan origination fees, and unearned premiums and discounts.

     Interest on loans receivable is recorded as income as required monthly payments become due. Allowances are established for uncollected interest on loans and mortgage-backed securities on which any payments are more than 90 days past due at which time previously accrued but uncollected interest is reversed from income. Interest thereafter is recognized on a cash basis until such time the loan is again contractually current.

LOAN FEES
Loan origination fees and direct costs related to processing successful mortgage loan applications or acquiring servicing rights are deferred and amortized as an adjustment of the related loan's yield. Costs associated with processing unsuccessful mortgage loan applications are charged directly to expense.

LOANS HELD FOR SALE
Loans held for sale consist of the principal balance outstanding on loans secured by first mortgage liens on one-to-four family homes. Loan origination fees and direct origination costs are deferred and included in the carrying amount of the loans. Loans held for sale are generally sold within 30 to 90 days of funding and are carried at the lower of cost or market value determined on an aggregate basis.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio and, among other things, growth and composition of the portfolio, general economic conditions, prior loss experience, and collateral value. Future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses and may require modifications to the allowance based on their judgments of information available at the time of the examination.

     SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, was adopted by the Company as of January 1, 1995. Under SFAS No. 114, a loan is impaired when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms. Pursuant to SFAS No. 114, to the extent the recorded investment of an impaired loan exceeds the present value of the loan's expected future cash flows or other measures of value, a valuation allowance is established for the difference. In making such determination of impairment and amount of loss as permitted by the Statement, loans with homogeneous characteristics (including one-to-four family mortgages and consumer loans) are excluded from this measurement.

     The Company did not have any impaired loans at December 31, 1996 and 1995.

MORTGAGE SERVICING RIGHTS
In May 1996, the Financial Accounting Standards Board issued SFAS No. 122, ACCOUNTING FOR MORTGAGE SERVICING RIGHTS. The Statement provides guidance for the recognition of loan servicing rights as an asset and the measurement of impairment of those rights. The Company adopted the Statement on January 1, 1996. Such adoption did not have a material effect on financial position or results of operation.

     The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the predominant risk characteristics of the underlying loans which includes loan product type (i.e., fixed or adjustable rate) and interest rate bands. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

PENDING ACCOUNTING CHANGE
The FASB issued SFAS No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, which requires the Company to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with the criteria provided in the Statement. The Company will apply the new rules prospectively to transactions beginning in the first quarter of 1997. Based on current circumstances, the Company believes the application of the new rules will not have a material impact on the financial statements.

DEPRECIATION
Depreciation of office properties and equipment is computed on a straight-line basis over the estimated useful lives of the related assets.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
Compensation expense under the ESOP is equal to the fair value of common shares released or committed to be released to participants in the ESOP. Common stock purchased by the ESOP and not committed to be released to participants is included in the statement of condition at cost as a reduction to stockholders' equity.

STOCK OPTIONS
The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and the related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

MANAGEMENT RECOGNITION AND RETENTION PLAN (MRP)
The cost of shares granted under the MRP is recognized as compensation expense over the vesting period. Granted awards under the MRP that have not vested are included in the statement of condition, at cost, as a reduction to stockholders' equity.

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

EARNINGS PER SHARE
Earnings per share are computed based on the weighted average number of common shares and equivalents outstanding utilizing the treasury stock method. Stock options and shares granted under the MRP represent the common stock equivalents of the Company. ESOP shares not committed to be released to participants are not considered outstanding for purposes of computing earnings per share amounts.

     The weighted average number of common shares and equivalents deemed outstanding for 1996 and 1995 were 15,635,000 and 17,044,000, respectively. Earnings per share for 1994 was computed based on the weighted average number of common shares deemed outstanding of 17,382,000 and net income of $6,468,000 from July 28, 1994 (date of conversion to stock form of ownership) through December 31, 1994.

RECLASSIFICATIONS
Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.

3.  INVESTMENT SECURITIES

The amortized cost and fair values of investment securities follows:

                                             Gross          Gross
                          Amortized     Unrealized     Unrealized          Fair
December 31, 1996              Cost          Gains         Losses         Value
--------------------------------------------------------------------------------
(IN THOUSANDS)

AVAILABLE-FOR-SALE
U.S. government and
  agency securities        $115,271           $886            $55      $116,102
Corporate obligations        37,402             39             42        37,399
--------------------------------------------------------------------------------
                           $152,673           $925            $97      $153,501
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             Gross          Gross
                          Amortized     Unrealized     Unrealized          Fair
December 31, 1995              Cost          Gains         Losses         Value
--------------------------------------------------------------------------------
(IN THOUSANDS)

AVAILABLE-FOR-SALE
U.S. government and
  agency securities        $100,810         $3,102            $19      $103,893
Corporate obligations        33,606            309              1        33,914
--------------------------------------------------------------------------------
                           $134,416         $3,411            $20      $137,807
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The amortized cost and fair values of investment securities at December 31, 1996, by contractual maturity, are shown below.

                                               Amortized                   Fair
                                                    Cost                  Value
--------------------------------------------------------------------------------
(IN THOUSANDS)

AVAILABLE-FOR-SALE
Due in one year or less                        $  76,751              $  76,842
Due after one year through five years             65,510                 66,096
Due after five years through 10 years                601                    604
Due after 10 years                                 9,811                  9,959
--------------------------------------------------------------------------------
                                                $152,673               $153,501
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The change in unrealized holding gains (losses), net of income taxes, on available-for-sale securities included as a separate component of stockholders' equity totaled $1,150,000 and $4,418,000 during 1996 and 1995, respectively.

     Proceeds from the sale of investment securities available-for-sale totaled $105,682,000, $116,906,000, and $39,248,000 for the years ended December 31,
1996, 1995, and 1994, respectively. Gross gains and gross losses of $1,770,000 and $192,000, respectively, were realized on the sale of investment securities available-for-sale in 1996. Gross gains and gross losses of $1,350,000 and $341,000, respectively, were realized on the sale of investment securities available-for-sale in 1995. Gross gains and gross losses of $0 and $669,000, respectively, were realized on the sale of investment securities available-for-sale in 1994.

     The Company invests in corporate obligations of issuers with a Moody's Investors Service rating of A/P2 or better at date of purchase.

4.  MORTGAGE-BACKED AND RELATED SECURITIES

The amortized cost and fair values of mortgage-backed and related securities follows:

                                              Gross          Gross
                             Amortized   Unrealized     Unrealized          Fair
December 31, 1996                 Cost        Gains         Losses         Value
--------------------------------------------------------------------------------
(IN THOUSANDS)

AVAILABLE-FOR-SALE
Mortgage-backed securities    $623,072       $7,983         $6,306      $624,749
Collateralized mortgage
  obligations and REMICs        25,211        1,507             24        26,694
--------------------------------------------------------------------------------
                              $648,283       $9,490         $6,330      $651,443

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                              Gross          Gross
                             Amortized   Unrealized     Unrealized          Fair
December 31, 1995                 Cost        Gains         Losses         Value
--------------------------------------------------------------------------------
(IN THOUSANDS)

AVAILABLE-FOR-SALE
Mortgage-backed securities    $758,140     $  9,327         $9,362      $758,105
Collateralized mortgage
  obligations and REMICs        43,359        2,556             10        45,905
--------------------------------------------------------------------------------
                              $801,499      $11,883         $9,372      $804,010
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Inverse floating collateralized mortgage obligations with an amortized cost of $10,730,000 and $11,067,000, with fair values of $11,010,000 and $11,455,000, were held at December 31, 1996 and 1995, respectively. These securities were primarily collateralized by Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) mortgage-backed securities.

     The mortgage-backed and related securities portfolio included $4,552,000 and $5,368,000 in net unamortized purchase premiums at December 31, 1996 and 1995, respectively.

     Mortgage-backed and related securities by issuer are summarized at December 31, 1996 and 1995, as follows:

                                                        1996             1995
--------------------------------------------------------------------------------
FNMA                                                      31%               30%
FHLMC                                                     26                27
Government National Mortgage
  Association (GNMA)                                       -                 1
Private issuers                                           43                42
--------------------------------------------------------------------------------
                                                        100%              100%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



     Mortgage-backed securities issued by FNMA, FHLMC, and GNMA are either directly or indirectly guaranteed by the U.S. Treasury. Private issuer securities are not guaranteed and expose the Company to credit risk. Although all securities are of investment grade at the time of purchase, at December 31, 1996, private issuer securities with a carrying value of $13,322,000 were below investment grade.

     Interest income on private issuer mortgage-backed securities with an amortized cost of $11,138,000 and $8,508,000 was recognized on a cash basis at December 31, 1996 and 1995, respectively.

     At December 31, 1996 and 1995, the investment and mortgage-backed securities with an amortized cost of $47,373,000 and $49,478,000, respectively, were pledged to depositors with large deposit accounts at the Bank.

5.  LOANS RECEIVABLE, NET

Loans receivable, net, at December 31 consisted of the following:

                                                        1996              1995
--------------------------------------------------------------------------------
(In Thousands)

Mortgage loans originated:
  One-to-four family                              $1,352,858        $  902,186
  Multifamily                                         12,634            11,160
  Commercial                                           7,322             6,666
Mortgage loans and participations
  purchased, primarily
  one-to-four family                                  57,831            73,371
--------------------------------------------------------------------------------
                                                   1,430,645           993,383
Consumer loans                                        35,511            21,538
--------------------------------------------------------------------------------
                                                   1,466,156         1,014,921
Allowance for losses                                  (6,988)           (5,048)
Undisbursed portion of loan proceeds                    (805)           (1,951)
Unearned premiums on loans                            10,130             4,580
Unearned discounts on loans                           (1,247)             (905)
Net deferred loan origination fees                      (705)             (820)
--------------------------------------------------------------------------------
                                                  $1,466,541        $1,010,777
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Activity in the allowance for loan losses is summarized as follows:

Year Ended December 31,                      1996           1995           1994
--------------------------------------------------------------------------------
(IN THOUSANDS)

Balance at beginning of year               $5,048         $4,503         $4,320
Provision for loan losses                   2,500          1,695            660
Charge-offs                                  (605)        (1,241)          (522)
Recoveries                                     45             91             45
--------------------------------------------------------------------------------
Balance at end of year                     $6,988         $5,048         $4,503
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

6.  LOAN SERVICING

Mortgage loans serviced for others are not included in the consolidated statements of condition. The unpaid principal balances of mortgage loans serviced for others were $109,012,000 and $53,584,000 at December 31, 1996 and 1995, respectively.

     Funds held in trust for borrowers and investors maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $1,175,000 and $599,000 at December 31, 1996 and 1995,
respectively.

     Mortgage servicing rights, included in other assets, of $614,000 were capitalized in 1996. A valuation reserve of $13,000 has been recorded at December 31, 1996, for mortgage servicing right strata in which amortized cost
exceeded their fair value.   Amortization of mortgage servicing rights was
$58,000 in 1996.


7.  OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at December 31 are summarized as follows:

                                                        1996              1995

(IN THOUSANDS)

COST
Land                                                 $ 6,073           $ 5,623
Buildings                                             28,321            27,457
Parking lot improvements                                 477               477
Automobiles                                              230               212
Furniture and equipment                               10,232             9,670
--------------------------------------------------------------------------------
                                                      45,333            43,439
Less:  Allowance for depreciation                     18,066            14,971
--------------------------------------------------------------------------------
                                                     $27,267           $28,468
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

8.  DEPOSITS

Deposits at December 31 are summarized as follows:

                                                        1996              1995
--------------------------------------------------------------------------------
Passbook savings accounts                         $  356,376        $  370,935

Negotiable Order of Withdrawal accounts              114,657           115,804
Money market deposit accounts                         74,959            81,683
Certificates of deposit                            1,172,790           969,664
--------------------------------------------------------------------------------
                                                   1,718,782         1,538,086
Accrued interest                                         518               460
--------------------------------------------------------------------------------
                                                  $1,719,300        $1,538,546
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     As of December 31, 1996, certificates of deposit had scheduled maturity dates as follows:

                                                      Amount           Percent
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

1997                                              $  940,992              80.2%
1998                                                 172,305              14.7
1999                                                  32,741               2.8
2000                                                  19,391               1.7
Thereafter                                             7,361               0.6
--------------------------------------------------------------------------------
                                                  $1,172,790             100.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The aggregate amount of certificates of deposit in excess of $100,000 was approximately $23,692,000 and $20,193,000 at December 31, 1996 and 1995,
respectively.

9.  ADVANCES FROM FEDERAL HOME LOAN BANK
    OF CHICAGO

Advances from the Federal Home Loan Bank of Chicago (FHLB) consisted of the following at December 31:

                                           1996                        1995
--------------------------------------------------------------------------------
Year of Maturity        Amount       Fixed Rate      Amount            Rate
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

     1996             $      -              -%      $ 25,000           5.92%
     1998              125,000           6.09         75,000           5.99
     1999               75,000           6.20              -           -
     2000              135,000           6.25        135,000           6.25
     2001               25,000           6.15              -           -
     2003               25,000           5.70              -           -
--------------------------------------------------------------------------------
                      $385,000                      $235,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Bank is required to maintain unencumbered loans in its portfolio of at least 167% of outstanding amounts as collateral for advances from the FHLB. The investment in Federal Home Loan Bank stock also serves as collateral.

10.  INCOME TAXES

The provision for income taxes consisted of the following:

Year Ended December 31,                  1996            1995           1994
--------------------------------------------------------------------------------
(IN THOUSANDS)

Current federal                        $7,338          $8,273         $6,768
Current state                            (265)            437            347
Deferred expense (benefit)             (1,009)            798           (322)
--------------------------------------------------------------------------------
                                       $6,064          $9,508         $6,793
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

Year Ended December 31,                   1996            1995           1994
--------------------------------------------------------------------------------
(IN THOUSANDS)

Statutory rate                           35.0%           35.0%          35.0%

Additions (subtractions):
  State income taxes                     (1.3)            1.3            1.1
  Low income housing credit              (0.7)           (0.5)          (0.7)
  Non-deductible amortization
    of excess of cost over net
    assets of acquired                      -                       -    1.5
  Other                                   0.7             0.5            1.2
--------------------------------------------------------------------------------
Effective rate                          33.7%           36.3%          38.1%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The Bank qualified under provisions of the Internal Revenue Code that permitted it to deduct from taxable income an allowance for bad debts that differed from the provision for such losses charged to income. Such amounts accumulated prior to 1988 qualify for a permanent deferral. Accordingly, retained income at December 31, 1996, included approximately $24,500,000 for which no provision for federal income taxes had been made. If in the future this portion of retained income is distributed or the Bank no longer qualifies for tax purposes as a bank, federal and state income taxes may be imposed at the then-applicable rates. If incurred, the tax liability related to this balance would approximate $9,700,000.

     Significant components of deferred tax liabilities and assets at December 31, 1996 and 1995 were as follows:

                                                        1996            1995
--------------------------------------------------------------------------------
(IN THOUSANDS)

Deferred tax liabilities:
  Loan fees deferred for
    income tax purposes                              $   553         $   396
  Depreciation                                             -             324
  FHLB stock dividends                                   720             676
  Other                                                  485             385
  Unrealized gain due to market value
    increase in securities                             1,557           2,321
--------------------------------------------------------------------------------
                                                       3,315           4,102
Deferred tax assets:
  Depreciation                                            66               -
  General valuation allowance                          2,072           1,310
  Other                                                  348             187
--------------------------------------------------------------------------------
                                                       2,486           1,497
--------------------------------------------------------------------------------
  Net deferred tax liability                         $   829          $2,605
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

11.  STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL

The Bank established a liquidation account for the benefit of eligible depositors as of September 30, 1993 (the eligibility record date) who continue to maintain their deposit accounts in the Bank after the Bank's conversion to stock ownership. In the unlikely event of a liquidation, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account in an amount proportionate to current adjusted qualifying balances before any liquidation distribution may be made with respect to the stockholders. The balance of the liquidation account approximates $62.7 million (unaudited) at December 31, 1996.

     The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause stockholders' equity of the Bank to be reduced below either the amount required for the liquidation account or if such declaration and payment would otherwise violate regulatory requirements.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of core, tangible, and risk-based capital. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum core, tangible, and risk-based capital ratios as set forth in the subsequent table. There have been no conditions or events since that notification that management believes have changed the Bank's category. The qualification results in a lower assessment of FDIC Premiums and other benefits. These amounts, as well as the Bank's actual capital amounts and ratios, are shown on the following page.


                                                                              To Be Well Capitalized
                                                                                        Under Prompt
                                                                For Capital        Corrective Action
                                            Actual    Adequacy     Purposes               Provisions
----------------------------------------------------------------------------------------------------
                             Amount         Ratio      Amount        Ratio       Amount        Ratio
----------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

AS OF DECEMBER 31, 1996
Risk-based                 $206,386        21.46%     $76,930         8.00%    $ 96,163        10.00%
Core                        199,398         8.49       70,464         3.00      117,439         5.00
Tangible                    198,966         8.47       35,225         1.50       58,709         2.50

AS OF DECEMBER 31, 1995
Risk-based                  205,365        25.22       65,133         8.00       81,416        10.00
Core                        200,317         9.95       60,466         3.00      100,777         5.00
Tangible                    200,204         9.94       30,203         1.50       50,338         2.50

12.  RETIREMENT AND SAVINGS PLANS

The Bank sponsors a defined-contribution plan (the 401(k) Plan) covering substantially all employees. Employees are eligible to participate in the 401(k) Plan after completing a 12-month period of service and attaining the age of 21 years. The 401(k) Plan permits participants to elect to have salary deferral contributions made in amounts between 1% and 12% of their annual compensation. The Bank makes matching contributions to the 401(k) Plan at 50% of the first 6% of salary deferral contributions. The expense relating to this plan was approximately $226,000, $227,000, and $223,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

     The Bank adopted an employee stock ownership plan (the ESOP) on July 28, 1994, for the benefit of employees of the Bank. The ESOP invests in the common stock of the Company. All employees who have completed at least one year of credited service at the Company and have attained the age of 21 are eligible to participate in the ESOP. All eligible employees receive an allocation of common stock in the ratio that the compensation, as defined, of each eligible employee for the plan year bears to the total compensation of all eligible employees for the plan year. Under the ESOP, 1,269,600 shares are to be distributed over the 10-year period beginning in 1994.

     In 1994, the ESOP obtained a term loan (the Loan) of $12,696,000 from the Company and utilized the proceeds to acquire shares of common stock. The Loan bears interest at the prime rate and is payable to the Company in annual installments of principal and interest commencing December 31, 1994. The Bank, to the extent permissible by law and regulatory authority, has guaranteed repayment of the Loan.

     In fiscal 1996, 1995, and 1994, total compensation expense under the ESOP was $2,069,000, $1,857,000, and $546,000, respectively. Total expense under the Company's money purchase pension plan, which was terminated upon inception of the ESOP, equaled $352,000 in 1994.

     The following table summarizes shares of Company common stock held by the
ESOP:

December 31,                                            1996             1995
-----------------------------------------------------------------------------
Shares allocated to participants                     302,522          181,570
Unallocated and unearned shares                      961,070        1,088,030
-----------------------------------------------------------------------------
                                                   1,263,592        1,269,600
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Fair value of unearned ESOP shares               $18,861,000      $15,912,000
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

13.  STOCK OPTION PLANS

The Company has two stock option plans: the Option Plan is for the benefit of officers and other key employees of the Company or its subsidiaries, while the Option Plan for Outside Directors is for the benefit of the outside directors. Both plans were approved by the Company's stockholders on May 19, 1995. Under the original terms of the Option Plan and the Option Plan for Outside Directors, 1,522,000 and 341,000 shares of authorized but unissued common stock, respectively, were reserved for issuance.

     The Option Plan and the Option Plan for Outside Directors authorize the Stock Incentive Compensation Committee of the Board of Directors to administer the respective plans and make recommendations to award stock options to officers, key employees, and outside directors, as applicable. Stock options are granted at the discretion of the Stock Incentive Compensation Committee. Stock options must be granted at an option price equal to the fair market value of the Company's common stock on the date of grant and have a maximum 10-year term. Options granted are exercisable in increments of 20% per year commencing one year after the date of grant.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its stock options granted subsequent to December 31, 1994, under the fair value method of SFAS No. 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                         1996             1995
--------------------------------------------------------------------------------
Risk-free interest rates                                6.37%            6.60%
Dividend yields                                         2.11%            2.48%
Volatility factors of the expected market
  price of common stock                                 0.14             0.21
Weighted-average estimated life of the
  options in years                                       7.0              7.0

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. The Company's pro forma information is as follows:

                                                        1996             1995
-----------------------------------------------------------------------------
Pro forma net income                             $11,294,000      $16,324,000
Pro forma earnings per share                            0.72             0.96

The following table sets forth activity relating to stock options under the Option Plan for the years ended December 31:

                                                1996                       1995
--------------------------------------------------------------------------------
                                           Weighted-                  Weighted-
                                             Average                    Average
                                            Exercise                   Exercise
                                Options        Price       Options        Price
--------------------------------------------------------------------------------
Outstanding at beginning
  of year                     1,365,578       $12.19             -       $    -
Granted                          36,647        15.61     1,365,578        12.19
Exercised                       (20,244)       12.00             -            -
Forfeited                       (75,044)       12.00             -            -
Outstanding at end
  of year                     1,306,937        12.30     1,365,578        12.19

Exercisable at end of year      251,695        12.21             -            -

Weighted-average fair
  value of options granted
  during the year                 $4.12                      $3.42

     The exercise prices for Option Plan options outstanding as of December 31, 1996, ranged from $12.00 to $15.75. The weighted-average remaining contractual life of those options is 8.5 years.

      The following table sets forth activity relating to stock options under the Option Plan for Outside Directors for the years ended December 31:

                                                1996                       1995
--------------------------------------------------------------------------------
                                           Weighted-                  Weighted-
                                             Average                    Average
                                            Exercise                   Exercise
                                Options        Price       Options        Price
--------------------------------------------------------------------------------

Outstanding at beginning
  of year                       248,000       $12.00             -      $     -
Granted                          62,000        16.38       248,000        12.00
Exercised                             -               -          -            -
Forfeited                       (24,800)       12.00             -            -
Outstanding at end
  of year                       285,200        12.95       248,000        12.00

Exercisable at end of year       49,600        12.00             -            -

Weighted-average fair
  value of options granted
  during the year                 $3.87                      $3.39

The exercise prices for Option Plan for Outside Directors options outstanding as of December 31, 1996, ranged from $12.00 to $17.88. The weighted-average remaining contractual life of those options is 8.6 years.

14.  MANAGEMENT RECOGNITION AND
     RETENTION PLAN (MRP)

The Company has a MRP for the benefit of officers and key employees of the Company that was approved by the Company's stockholders on May 19, 1995. Under the original terms of the MRP, 745,200 shares of authorized but unissued stock were reserved for issuance.

     The MRP authorizes the Stock Incentive Compensation Committee to administer and make recommendations to award stock to participants. Stock awards granted under the MRP vest at a rate of 20% per year commencing one year after the date of grant. For the years ended December 31, 1996 and 1995, 13,472 and 452,089 shares, respectively, were granted. Expense under the MRP equaled $1,081,000 and $645,000 for the years ended December 31, 1996 and 1995, respectively.

     The following table sets forth activity relating to the MRP for the years ended December 31:

                                                           1996            1995
--------------------------------------------------------------------------------
MRPs outstanding on January 1                           452,089               -
Granted                                                  13,472         452,089
Issued                                                  (89,775)              -
Forfeited                                               (23,420)              -
--------------------------------------------------------------------------------
MRPs outstanding at December 31                         352,366         452,089
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

15.  FINANCIAL INSTRUMENTS WITH
     OFF-BALANCE SHEET RISK

In the normal course of business, the Company is party to financial instruments with off-balance-sheet risk. These financial instruments consist of commitments to extend credit and forward commitments to sell mortgage loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. The contract amounts reflect the extent of involvement the Company has in particular classes of financial instruments.

     The Company's maximum exposure to credit loss for commitments to extend credit and unused equity lines of credit is represented by the contract amount of those instruments. Forward commitments to sell loans do not represent exposure to credit loss.

     Financial instruments whose contract amounts represent credit and interest rate risk at December 31 are as follows:


                                                           1996            1995
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

COMMITMENTS TO EXTEND CREDIT
Fixed rate (weighted-average interest
  rate: 8.00% in 1996 and 1995)                         $ 2,039         $ 1,776
Adjustable rate                                          51,170          38,747
Equity lines of credit                                    7,459           4,229
Unused credit card lines                                      -          39,929

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. As some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates the credit-worthiness of each customer on a case by case basis. The Company extends credit only on a secured basis. Collateral obtained varies, but consists primarily of one- to four-family residences.

     Commitments to extend credit on a fixed rate basis expose the Company to interest rate risk if market rates of interest substantially increase during the commitment period.

     The Company had forward commitments to sell mortgage loans totaling $18,918,000 at December 31, 1996. The Company did not have any forward commitments to sell mortgage loans at December 31, 1995. Commitments to sell loans expose the Company to market risk if rates of interest decrease during the commitment period. Commitments to sell loans are made to mitigate interest rate risk on commitments to originate mortgage loans and loans held for sale. All loans are sold on a nonrecourse basis and the servicing of these loans may or may not be retained by the Company.

     Except for the above-noted commitments to originate and/or sell mortgage loans in the normal course of business, the Company has not undertaken the use of off-balance-sheet derivative financial instruments for any purpose.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure of fair value information about financial instruments, whether or not recognized in the statement of condition, for which it is practicable to estimate that value follows. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flow. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized on immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following table presents the carrying amount and fair values of financial instruments as defined by SFAS No. 107:

                                                                           1996                          1995
-------------------------------------------------------------------------------------------------------------
                                                        Carrying           Fair       Carrying           Fair
December 31,                                              Amount          Value         Amount          Value
-------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)

FINANCIAL ASSETS
Cash and cash equivalents                             $   43,298     $   43,298     $   69,571     $   69,571
Investment securities                                    153,501        153,501        137,807        137,807
Mortgage-backed and related securities                   651,443        651,443        804,010        804,010
Loans receivable, net                                  1,466,541      1,460,032      1,010,777      1,040,255
Loans held for sale                                       18,918         18,918              -              -
Investment in Federal Home Loan Bank stock                20,500         20,500         12,802         12,802
Mortgage servicing rights                                    543            624              -              -
Accrued interest receivable                               15,015         15,015         13,754         13,754
-------------------------------------------------------------------------------------------------------------
Total financial assets                                $2,369,759     $2,363,331     $2,048,721     $2,078,199
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
FINANCIAL LIABILITIES
Deposits without stated maturities                   $   545,992     $  545,992     $  568,422     $  568,422
Deposits with stated maturities                        1,172,790      1,179,286        969,664        973,176
Advances from Federal Home Loan Bank                     385,000        382,255        235,000        237,849
Advance payments by borrows for taxes and insurance       11,470         11,470          7,854          7,854
Accrued interest payable                                     518            518            460            460
-------------------------------------------------------------------------------------------------------------
Total financial liabilities                           $2,115,770     $2,119,521     $1,781,400     $1,787,761
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Off-balance-sheet instruments                         $        -     $      110     $        -     $        -
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

     The following methods and assumptions were used by management in estimating the fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS
The carrying amounts reported in the statement of condition for cash and short-term instruments approximate those assets' fair values.

INVESTMENT AND MORTGAGE-BACKED SECURITIES
Fair values for investment and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair value is based on quoted market prices of comparable instruments.

LOANS RECEIVABLE
For mortgage and consumer loans, fair value is based on quoted market prices where available and, where not available, on quoted prices of other mortgage debt with similar characteristics (with appropriate adjustment if necessary).

FEDERAL HOME LOAN BANK STOCK
The fair value of FHLB stock equals its carrying amount because the shares can be resold to the FHLB or other member banks at their carrying amount of $100 per share par value.

MORTGAGE SERVICING RIGHTS
The fair value of mortgage servicing rights is estimated using discounted cash flows based on a current market interest rate.

OFF-BALANCE-SHEET INSTRUMENTS
Fair values for off-balance-sheet instruments (lending commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

DEPOSIT LIABILITIES
The fair value disclosed for non-maturing deposits (e.g., passbook, NOW, and money market deposit accounts) is, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a current market rate calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits.

ADVANCES FROM FEDERAL HOME LOAN BANK
The fair value of advances from the FHLB is estimated based on current rates offered by the FHLB.

OTHER ASSETS AND LIABILITIES
Carrying amounts of miscellaneous receivables and liabilities approximate their fair value.

17.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)



YEAR ENDED DECEMBER 31, 1996                         1st Quarter    2nd Quarter     3rd Quarter   4th Quarter
-------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
Total interest income                                    $37,388        $38,553        $40,238        $41,317
Total interest expense                                    21,393         22,885         24,161         25,496
-------------------------------------------------------------------------------------------------------------
Net interest income                                       15,995         15,668         16,077         15,821
Provision for loan losses                                    800            800            450            450
Non-interest income                                        3,000          1,442          2,126          2,312
Non-interest expense                                      10,415         10,247         20,195         11,108
-------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                          7,780          6,063         (2,442)         6,575
Income taxes (benefit)                                     2,859          2,245         (1,436)         2,396
-------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $ 4,921        $ 3,818       $ (1,006)      $  4,179
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Earnings (loss) per share                                $  0.31        $  0.25       $  (0.07)      $   0.27
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


Year Ended December 31, 1995                         1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
-------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
Total interest income                                    $30,373        $32,746        $33,752        $35,102
Total interest expense                                    15,503         17,266         18,883         20,015
-------------------------------------------------------------------------------------------------------------
Net interest income                                       14,870         15,480         14,869         15,087
Provision for loan losses                                    165            605            525            400
Non-interest income                                        1,053          1,600          1,179          1,474
Non-interest expense                                       9,009          9,435          9,678          9,570
-------------------------------------------------------------------------------------------------------------
Income before income taxes                                 6,749          7,040          5,845          6,591
Income taxes                                               2,458          2,537          2,099          2,414
-------------------------------------------------------------------------------------------------------------
Net income                                               $ 4,291        $ 4,503        $ 3,746        $ 4,177
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Earnings (loss) per share                                $  0.25        $  0.26        $  0.22        $  0.25
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

18.  CONDENSED FINANCIAL INFORMATION

The condensed statements of condition of Standard Financial, Inc. (Parent Company only) as of December 31, 1996 and 1995, and the related condensed statements of income and cash flows for each of the three periods in the period ended December 31, 1996, are summarized as follows:

CONDENSED STATEMENTS OF CONDITION

December 31,                                                 1996          1995
--------------------------------------------------------------------------------
(IN THOUSANDS)

ASSETS
Cash and cash equivalents                                $     51      $     29
Investment securities available-for-sale                   45,243        56,086
Mortgage-backed securities available-for-sale              10,206        10,289
Investment in subsidiaries                                202,180       203,318
Other                                                      10,748        12,353
--------------------------------------------------------------------------------
Total assets                                             $268,428      $282,075
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Miscellaneous liabilities                              $    350      $  1,189
--------------------------------------------------------------------------------
  Total liabilities                                           350         1,189

Total stockholders' equity                                268,078       280,886
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity               $268,428      $282,075
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONDENSED STATEMENTS OF INCOME

                                                                    Period From
                                                                  July 28, 1994
                                                                            To
                                                                   December 31,
Year Ended December 31,                        1996         1995           1994
--------------------------------------------------------------------------------
(IN THOUSANDS)

Interest income                             $ 3,717      $ 4,609         $1,968

NON-INTEREST INCOME

Equity in net earnings of subsidiaries        9,658       13,810          5,806

Gain (loss) on sales of investment

  securities available-for-sale               1,563        1,009           (669)
--------------------------------------------------------------------------------
Total income                                 14,938       19,428          7,105

General and administrative expenses          (1,878)      (1,146)          (239)
--------------------------------------------------------------------------------
Income before income taxes                   13,060       18,282          6,866
Federal and state income tax                 (1,148)      (1,565)          (371)
--------------------------------------------------------------------------------
Net income                                  $11,912      $16,717         $6,495
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                                Period From
                                                                                                              July 28, 1994
                                                                                                                         To
                                                                                                               December 31,
Year ended December 31,                                                                 1996         1995              1994
---------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)

OPERATING ACTIVITIES
Net income                                                                          $ 11,912     $ 16,717          $  6,495
Adjustment to reconcile net income to net cash provided by operating activities:
  Amortization of premiums and discounts                                              (1,463)        (472)             (371)
  ESOP and MRP expense                                                                 3,150        2,503               546
  (Gain) loss on sale of investment securities available-for-sale                     (1,563)      (1,009)              669
  Undistributed earnings of subsidiaries                                              (9,658)     (13,810)           (5,806)
  Other                                                                               12,803          453            (1,015)
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                             15,181        4,382               518

INVESTING ACTIVITIES
Proceeds from sales of investment securities                                         105,682      116,906            39,248
Purchases of investment securities                                                  (364,389)    (163,006)         (173,121)
Proceeds from maturity and repayment of investment securities                        270,184       71,826            55,613
Acquisition of the stock of the Bank                                                       -            -           (91,261)
Purchase of mortgage-backed securities                                                     -       (9,943)                -
Proceeds from maturity and repayment of mortgage-backed securities                        84            8                 -
Capitalization of subsidiaries                                                             -       (1,556)                -
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                                   11,561       14,235          (169,521)

FINANCING ACTIVITIES
Net proceeds from stock offering                                                           -            -           182,522
Common stock acquired by ESOP                                                              -            -           (12,696)
Dividends paid                                                                        (5,316)           -                 -
Purchase of treasury stock                                                           (21,674)     (19,411)                -
Stock options exercised                                                                  270            -                 -
----------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activities                                  (26,720)     (19,411)          169,826
----------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                                          22         (794)              823
Cash and cash equivalents at beginning of period                                          29          823                 -
----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                          $     51     $     29          $    823
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------